Exhibit 99.1

GenFlat Announces Pricing of $7.0 Million Public Offering and OTCQB Uplisting

TOOELE, Utah--(BUSINESS WIRE)-- GenFlat Holdings, Inc. (OTC PINK:GFLT) (“GenFlat” or “the Company”), a developer of sustainable collapsible marine shipping containers, today announced the pricing of an underwritten public offering of 2,333,333 shares of its common stock, at a price of $3.00 per share. The offering is expected to yield approximately $7.0 million in gross proceeds before offering expenses and underwriting discounts and commissions. The offering is expected to close on February 4, 2026, subject to the satisfaction of customary closing conditions.

GenFlat intends to use the net proceeds from the offering for working capital and general business purposes, including repayment of short-term working capital loans.

On February 2, 2026, the Company received approval to list its common stock on the OTCQB Exchange ("OTCQB"). Trading on OTCQB is expected to commence on February 3, 2026. Stockholders are not required to take any action as a result of the uplisting, and the Company's ticker symbol "GFLT" will remain unchanged.

Craig-Hallum is acting as sole underwriter for the offering.

A registration statement on Form S-1 relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026. These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. Copies of the prospectus will be filed with the SEC and, when available, may be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC's website at http://www.sec.gov.

About GenFlat Holdings, Inc.

GenFlat is an early-stage company that developed a more sustainable collapsible marine container (the “GenFlat Container”), that can be collapsed when emptied and stacked in bundles of four collapsed containers that take the same space as a standard marine container. When GenFlat Containers are stacked 4-to-1, they can save up to 75% on: 1) freight costs, terminal handling fees, transloading fees, and other fees; 2) carbon emitted by ocean vessels, trucks, and trains by reducing the number of trips necessary; and 3) space required at ports, container yards, and distribution centers. GenFlat operates as a container sales and leasing company and supply GenFlat’s patented marine container primarily to shipping line customers under a variety of short and long-term lease structures.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company's expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the prospectus related to the proposed offering and those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company:

GenFlat Holdings, Inc.
435-830-6979
dhall@genflat.com

Investor Contact:

Bill Seymour
Vallum Advisors
612-865-5072
bill.seymour@val-adv.com